 EXHIBIT 23.2

BMKR, LLP
Certified Public Accountants

T 631-293-5000
1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788	F 631-234-4272
Thomas G. Kober CPA	Charles W. Blanchfield CPA (Retired)
Alfred M. Rizzo CPA	Bruce A. Meyer CPA (Retired)
Joseph Mortimer CPA

Consent of Independent Registered Accounting Firm

We consent to the inclusion in the registration statement on Form S-8 of Iconic Brands, Inc., of our report dated April 14, 2020, relating to the financial statements of Iconic Brands, Inc., which report expresses an unqualified opinion on the financial statements for the year ended December 31, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 2 to the financial statements appearing in the annual report on form 10-K of Iconic Brands, Inc., for the year ended December 31, 2019.

BMKR, LLP

Hauppauge, NY
January 11, 2022

Member American institute of Certified Public Accountants

Member Public Company Accounting Oversight Board